Baker Tilly Virchow Krause, LLP
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Exhibit 16.1

October 10, 2019

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We were previously the independent registered public accounting firm for Rhinebeck Bancorp, Inc. and under the date of March 28, 2019, we reported on the consolidated financial statements of Rhinebeck Bancorp, MHC and Subsidiary as of and for the years ended December 31, 2018 and 2017. On October 7, 2019, we resigned as independent accountants. We have read Rhinebeck Bancorp, Inc. statements included under Item 4.01 of its Form 8‐K dated October 10, 2019, and we agree with such statements.

Very truly yours,

/s/ Baker Tilly Virchow Krause, LLP

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